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                                                                    EXHIBIT 12.1

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                 CALCULATED USING AUSTRALIAN GAAP FINANCIAL DATA

                                                              Fiscal Year Ended                               Six months Ended
                                                                    June 30,                                     December 31,
                                           -----------------------------------------------------------      --------------------
                                            1998         1999         2000         2001         2002         2001         2002
                                           -------      -------      -------      -------      -------      -------      -------
                                                                     (A$ in million except for ratios)
Net profit (loss) from continuing
operations before extraordinary items,
income taxes and minority interests        $(220.1)     $  55.9      $  81.3      $  81.8      $ 101.9      $  67.0      $  54.6

Share of net profit of associates             (7.3)       (10.5)       (11.6)       (12.4)       (10.1)        (5.9)        (5.3)

Dividends received from associates             5.2          5.3          7.8          8.6         15.3          8.4          4.5
                                           -------      -------      -------      -------      -------      -------      -------

                                           $(222.2)     $  50.7      $  77.5      $  78.0      $ 107.1      $  69.5      $  53.8
                                           -------      -------      -------      -------      -------      -------      -------

Fixed charges:

Borrowing costs                            $ 128.1      $ 111.9      $  90.9      $  95.8      $  72.9      $  39.4      $  63.6

Estimated interest in rental
Payments                                       4.8          2.9          2.1          2.2          1.7          1.0          1.0
                                           -------      -------      -------      -------      -------      -------      -------

Total fixed charges                        $ 132.9      $ 114.8      $  93.0      $  98.0      $  74.6      $  40.4      $  64.6
                                           -------      -------      -------      -------      -------      -------      -------

Earnings available for fixed charges       $    --      $ 165.5      $ 170.5      $ 176.0      $ 181.7      $ 109.9      $ 118.4

Ratio of earnings to fixed charges              --        1.44x        1.83x        1.80x        2.44x        2.72x        1.83x


      For purposes of determining the ratio of earnings to fixed charges, and the deficiency, if any, earnings are defined as net profit from continuing operations before related income tax expenses, extraordinary items, minority interests, and income or losses from equity accounted associates, plus distributed income from equity accounted associates and fixed charges. Fixed charges consist of borrowing costs expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness and a portion of lease rental expenses, which is the portion deemed to be representative of the interest factor. For the fiscal year ended June 30, 1998, Australian GAAP earnings were insufficient to cover fixed charges by A$89.3 million.


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                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                    CALCULATED USING U.S. GAAP FINANCIAL DATA

                                                    Fiscal Year Ended               Six months Ended
                                                        June 30,                       December 31,
                                             2000         2001         2002         2001         2002
                                           -------      -------      -------      -------      -------
                                                        (A$ in million except for ratios)
Net profit (loss) from continuing
operations before extraordinary items,
income taxes and minority interests        $  59.5      $  66.8      $  16.3      $ (32.3)     $  66.1

Share of net profit of associates            (14.1)       (12.9)        (7.9)         0.2         (2.6)

Dividends received from associates             7.8          8.6         15.3          8.4          4.5
                                           -------      -------      -------      -------      -------
                                           $  53.2      $  62.5      $  23.7      $ (23.7)     $  68.0
                                           -------      -------      -------      -------      -------

Fixed charges:

Borrowing costs                            $  86.4      $ 107.5      $  76.6      $  44.5      $  70.5

Estimated interest in rental
Payments                                       2.1          2.2          1.7          1.0          1.0
                                           -------      -------      -------      -------      -------
Total fixed charges                        $  88.5      $ 109.7      $  78.3      $  45.5      $  71.5
                                           -------      -------      -------      -------      -------


Earnings available for fixed charges       $ 141.7      $ 172.2      $ 102.0      $    --      $ 139.5


Ratio of earnings to fixed charges           1.60x        1.57x        1.30x           --        1.95x


      For purposes of determining the ratio of earnings to fixed charges, and the deficiency, if any, earnings are defined as net profit from continuing operations before related income tax expenses, extraordinary items, minority interests, and income or losses from equity accounted associates, plus distributed income from equity accounted associates and fixed charges. Fixed charges consist of borrowing costs expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, changes in the fair value of derivative financial instruments and a portion of lease rental expenses, which is the portion deemed to be representative of the interest factor. For the six months ended December 31, 2001, U.S. GAAP earnings were insufficient to cover fixed charges by A$23.7 million.